Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529, 33-44230, and 333-106566) of Medtronic, Inc. of our report dated October 7, 2005 relating to the financial statements and supplemental schedule of the Medtronic Puerto Rico Employees’ Savings and Investment Plan, which appears in this Form 11-K.

/s/   PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Juan, Puerto Rico
October 26, 2005

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